UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Build-To-Core Industrial Partnership I LP

On February 12, 2015 (the “Effective Date”), IPT BTC I GP LLC (the “General Partner”) and IPT BTC I LP LLC (the “IPT Limited Partner”) admitted each of bcIMC International Real Estate (2004) Investment Corporation (the “BCIMC Pension Partner”) and bcIMC (WCBAF) Realpool Global Investment Corporation (the “BCIMC Accident Fund Partner” and, together with the BCIMC Pension Partner, collectively, the “BCIMC Limited Partner”) as limited partners in Build-To-Core Industrial Partnership I LP (the “BTC Partnership”) and entered into that certain Amended and Restated Agreement of Limited Partnership of the BTC Partnership (the “BTC Partnership Agreement”), setting forth the terms pursuant to which the parties intend to jointly invest in a portfolio of industrial properties located in certain major United States distribution markets, and to be comprised of approximately (i) 80% development investments and (ii) 20% core investments and value-add investments. The General Partner and the IPT Limited Partner (together, the “IPT Partners” and, together with the BCIMC Limited Partner and the Sell-Down Transferee (as defined below) (as applicable), collectively, the “Partners”) are both wholly-owned subsidiaries of Industrial Property Trust Inc. (the “Company”). The BTC Partnership Agreement sets forth certain rights and obligations among the Partners, including the following key provisions:

•	As of the Effective Date, the IPT Partners own a 51% interest in the BTC Partnership and the BCIMC Limited Partner owns the remaining 49% interest. The IPT Limited Partner has the right to transfer a portion of its interest in the BTC Partnership in connection with the IPT Sell-Down (as defined below). The BTC Partnership has a term ending on the tenth anniversary of the Effective Date (the “Term”) and has an investment period (the “Investment Period”) ending on the earliest to occur of: (i) the fifth anniversary of the Effective Date and (ii) twelve months after the expiration of the four year period in which the General Partner is obligated to present investment opportunities to the BTC Partnership (the “Identification Period”). The Identification Period may be shortened upon the rejection by the BCIMC Limited Partner’s representative on the executive committee of the BTC Partnership (the “BCIMC Representative”) of a certain number of presented investment opportunities.

•	On November 26, 2014, subsidiaries of the BTC Partnership acquired a 100% fee interest in three industrial buildings located in the Dallas market totaling 1.3 million square feet on 72.7 acres (the “Dallas Distribution Portfolio”). On December 24, 2014, subsidiaries of the BTC Partnership acquired a 100% fee interest in four industrial buildings located in the Atlanta market totaling approximately 708,000 square feet on approximately 51.2 acres (the “Peachtree Industrial Center”). Following the admission of the BCIMC Limited Partner to the BTC Partnership and prior to the IPT Sell-Down, the Company’s indirect interest in the Dallas Distribution Portfolio and the Peachtree Industrial Center will be 51%. The BCIMC Limited Partner contributed approximately $61.2 million as a result of its acquisition of a 49% interest in the BTC Partnership.

•	Investments made by the BTC Partnership will be held indirectly through wholly-owned subsidiaries of the BTC Partnership (each, a “Partnership Subsidiary”). Each Partnership Subsidiary is expected to elect to be treated as a real estate investment trust for U.S. federal income tax purposes.

•	The General Partner will manage the day-to-day operations of the BTC Partnership, subject to the rights of the BCIMC Limited Partner and the Sell-Down Transferee (as applicable) to approve certain major decisions, including, but not limited to: the acquisition and sale of investments; the creation or assumption of debt financing; entering into or terminating certain material agreements; settling material litigation; materially changing the tax or legal structure of the BTC Partnership; entering into certain affiliate transactions; waiver of certain material rights; winding up, dissolution or liquidation of the BTC Partnership; and any merger or consolidation of the BTC Partnership.

•	The General Partner is required to have the properties in the BTC Partnership portfolio appraised by an independent appraiser within the calendar year following acquisition with respect to core investments and within the calendar year following the date of stabilization (as defined in the BTC Partnership Agreement) with respect to development and value-add investments. Thereafter, the General Partner is required to have such investments appraised by an independent appraiser annually.

•	The BTC Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to the General Partner, which are subject to certain return thresholds being achieved.

•	The Partners will be obligated to make capital contributions in proportion to their respective partnership interests with respect to each approved investment during the Investment Period. In addition, both during and after the Investment Period, the General Partner is permitted to make additional capital calls with respect to certain preservation costs, certain limited operating and capital variances and other items.

•	The failure of a Partner to make a required capital contribution will result in the non-defaulting Partner having the right, but not the obligation, to: (i) require the Partner who made the capital call to revoke or revise the capital call notice and return the capital contributed by the non-defaulting partner pursuant to such capital call; (ii) fund the shortfall which, if funded, will be treated as a preferred equity capital contribution to the BTC Partnership which accrues a preferred return; or (iii) make a capital contribution to the BTC Partnership equal to the shortfall which will result in the dilution of the defaulting Partner’s interest in the BTC Partnership. In addition, the defaulting Partner may forfeit certain rights under the BTC Partnership Agreement, which rights will be reinstated if the funding of the shortfall is treated as a loan and the defaulting Partner repays the loan in full. If the defaulting Partner is an IPT Partner, then during the default period, it will be grounds to remove the General Partner for “cause,” as described below.

•	Subject to certain exceptions, during the Identification Period, the General Partner is required to present (i) all development and value-add industrial property investment opportunities and (ii) one out of every three core industrial property investment opportunities on a rotational basis, to the BTC Partnership for consideration. If the BTC Partnership declines to invest in any such opportunity due to the rejection by the BCIMC Representative of the potential investment, the Company or its affiliates will be permitted to pursue the opportunity. The General Partner’s obligation to present investment opportunities as described herein will terminate under certain circumstances, including but not limited to the removal of the General Partner or the rejection by the BCIMC Representative of a certain number of presented opportunities, as described above.

•	The General Partner may be removed for “cause,” as defined in the BTC Partnership Agreement, which includes, but is not limited to: (i) the commission by the General Partner of an uncured material breach, a willful bad act, or gross negligence which has a material adverse effect on the BTC Partnership; (ii) an unpermitted change in control of the Company; or (iii) the bankruptcy of the General Partner. If the BCIMC Limited Partner requests the removal of the General Partner, the removal determination will be made by binding arbitration. If the arbitration results in a determination to remove the General Partner, then the BCIMC Limited Partner and the Sell-Down Transferee (if applicable) will either appoint a replacement general partner from a previously approved list of third-party real estate and investment management companies prior to the IPT Sell-Down or a replacement general partner that they select from and after the IPT Sell-Down. The commencement of an arbitration proceeding to remove the General Partner will result in the BCIMC Limited Partner having the right to trigger the “buy-sell mechanism” described below with respect to the BTC Partnership’s entire investment portfolio.

•

Each of the IPT Limited Partner, the BCIMC Limited Partner and the Sell-Down Transferee (if applicable) will not be permitted to transfer their respective interests in the BTC Partnership to a third party until the date on which 85% of the rentable space of the BTC Partnership’s last acquired development investment has been leased to tenants under leases for which the lease commencement date has occurred and such tenants have taken occupancy of their premises and have commenced base rent payments (the “Trigger Date”), at which time each of the IPT Limited Partner, the BCIMC Limited Partner and the Sell-Down Transferee (if applicable) will be permitted to transfer all (but not less than all) of their respective interests, subject to certain limitations and requirements (including, with respect to a transfer of the IPT Limited Partner’s interest in the BTC Partnership to a transferee, the requirement that there be a concurrent transfer by the General Partner of its interest in the BTC Partnership to such transferee, which transfer shall be subject to the limitations set forth in the immediately succeeding sentence). Following the Trigger Date, the General Partner also will be permitted to transfer its interest in the BTC Partnership to a third party institutional transferee meeting certain conditions set forth in the BTC Partnership Agreement, subject to the approval of the BCIMC Limited Partner and the Sell-Down Transferee (if applicable). Each Partner may transfer its respective interest to an affiliate of such Partner at any time, subject to certain limitations. With respect to a transfer to a third party, any non-transferring Partner will have a right of first offer with respect to the transferring Partner’s interest, as well as customary tag-along rights.

•	The IPT Limited Partner may transfer a portion of its interest in the BTC Partnership (the “IPT Sell-Down”) to a third party meeting certain conditions set forth in the BTC Partnership Agreement (the “Sell-Down Transferee”), provided that the IPT Limited Partner maintains at least a 10% interest in the BTC Partnership following the IPT Sell-Down.

•	At any time after the Trigger Date, the IPT Limited Partner, the BCIMC Limited Partner or the Sell-Down Transferee (if applicable) will have the right to trigger a buy-sell mechanism. For purposes of the buy-sell mechanism, the IPT Partners will be deemed a single party. Upon delivery of a buy-sell notice, the buy-sell mechanism shall commence by any party offering to purchase the entire interest of the other party and the offeree must either sell its interest at the offered price or elect to buy the interest of the offering partner at the offered price. The IPT Partners will have a one-time right to delay any liquidation of the portfolio and the buy-sell process for up to 90 days (which in certain events may be extended to not more than six months in aggregate) if the Company is pursuing a transaction by which its common shares would become listed on a national securities exchange.

•	Not more than 12 months prior to the expiration of the Term, each of the IPT Limited Partner, the BCIMC Limited Partner and the Sell-Down Transferee (if applicable) will have the right to cause a forced sale of the investment portfolio and other assets of the BTC Partnership for a proposed portfolio price, subject to a right of first offer in favor of the non-initiating Partners to acquire the entire interest of the initiating Partner for a price determined in accordance with the terms of the BTC Partnership Agreement (the “ROFO Price”). In the event the non-initiating Partners decline to purchase the interest of the initiating Partner for the ROFO Price, the initiating Partner will have the right to market the portfolio to a third party at a price not less than 98% of the initiating Partner’s original proposed portfolio price. The initiating Partner may thereafter elect to present a forced sale of the portfolio for a price less than 98% of the initiating Partner’s original proposed portfolio price, subject to a right of first refusal in favor of the non-initiating Partners.

•	In the event of (i) a dispute as to “cause” (as described above) or (ii) a deadlock event prior to the Trigger Date, each of the IPT Limited Partner, the BCIMC Limited Partner and the Sell-Down Transferee (if applicable) may deliver a written arbitration notice to the other Partners and initiate a final and binding arbitration procedure as described in the BTC Partnership Agreement.

•	As compensation for the General Partner providing acquisition and asset management services and, to the extent applicable, development management and development oversight services or acting as the sole guarantor of indebtedness of the BTC Partnership, the BTC Partnership will pay the General Partner, or its designee, certain fees in accordance with the terms of the BTC Partnership Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential future activities of the BTC Partnership) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward looking statements reflect management’s belief as to future events, actual events or the

Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

February 19, 2015	By: /s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer